Exhibit 24.1
POWER OF ATTORNEY
     The person whose signature appears below hereby constitutes and appoints Robert Rosenkranz and Donald A. Sherman, and each acting them acting individually, as his true and lawful attorneys-in-fact and agents, with all power of substitution and resubstitution, for him and in his name, place, and stead in any and all capacities, to sign one or more Registration Statements on Form S-8 and all amendments and post-effective amendments to such Registration Statement on Form S-8 and to file the same, with all exhibits thereto and any other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifies and confirms each act that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.
     In Witness Whereof, the undersigned has hereunto set his hand this 2nd day of June, 2010.
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